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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Lawyers; Accountants" and to the use of our report dated February 15, 2000 with respect to the balance sheet of IDS Futures Corporation included in Post-Effective Amendment No. 6 to the Registration Statement (Form S-1 No. 33-86894) and related Prospectus of IDS Managed Futures, L.P for the registration of $22,500,000 of limited partnership interests.


                                             /s/ Ernst & Young


March 2, 2000
Minneapolis, Minnesota